SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report December 22, 2003

                             Express Scripts, Inc.
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            (Exact Name of Registrant as specified in its Charter)

         Delaware                   0-20199                 43-1420563
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     (State or other              (Commission               (IRS Employer
     jurisdiction of                File No.)            Identification No.)
       corporation)

13900 Riverport Drive, Maryland Heights, Missouri               63043
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    (Address of Principal Executive Offices)                  (Zip Code)

Registrant's telephone number, including area code (203) 890-7029

Registrant's telephone number, including area code:          (314) 770-1666
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        (Former name or former address, if changed since last report)


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Item 5.   Other Events

     On December 22, 2003, Express Scripts, Inc. (the "Company") announced that it had entered into a definitive agreement to acquire the capital stock of CuraScript Pharmacy, Inc. and CuraScript PBM Services, Inc. for a cash purchase price of $335 million. A copy of the Stock Purchase Agreement is attached as
Exhibit 2.1 hereto.

Item 9.    Regulation FD Disclosure

     The following information is furnished pursuant to Regulation FD.

     On December 22, 2003, the Company announced that it had entered into a definitive agreement to acquire the capital stock of CuraScript Pharmacy, Inc. and CuraScript PBM Services, Inc. for a cash purchase price of $335 million. The Company issued a press release with respect to the foregoing, a copy of which is attached as Exhibit 99.1 hereto, and incorporated herein by reference.


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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              Express Scripts, Inc.


Date:  December 22, 2003      By:  /s/ Barrett A. Toan
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                                 Barrett A. Toan
                                 Chairman and Chief Executive Officer



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                                 EXHIBIT INDEX

Exhibit Number     Description
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 2.1               Stock Purchase Agreement dated December 19, 2003 (all
                   Exhibits and Schedules are omitted from this filing but will be filed with the Commission supplementally upon request)

99.1               Press release, dated December 22, 2003